SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON D.C. 20549

                                      FORM 8-K

                              Current Report Pursuant

                           To Section 13 or 15(d) of the

                          Securities Exchange Act of 1934


Date of report (Date of earliest event reported) July 1, 1999 (June 28, 1999)

     Protection One, Inc.               Protection One Alarm Monitoring, Inc.
  (Exact Name of Registrant                  (Exact Name of Registrant
   as Specified in Charter)                   as Specified in Charter)

          Delaware                                   Delaware
 (State or Other Jurisdiction               (State or Other Jurisdiction
      of Incorporation)                          of Incorporation)

          0-247802                                   33-73002-1
  (Commission File Number)                    (Commission File Number)

         93-1063818                                  93-1065479
      (I.R.S. Employer                            (I.R.S. Employer
     Identification No.)                         Identification No.)

600 Corporate Pointe, 12th Floor            600 Corporate Pointe, 12th Floor
  Culver City, California 90230               Culver City, California 90230
 (Address of Principal Executive             (Address of Principal Executive
  Offices, Including Zip Code)                Offices, Including Zip Code)

        (310) 342-6300                              (310) 342-6300
 (Registrant's Telephone Number,             (Registrant's Telephone Number,
     Including Area Code)                        Including Area Code)

Item 5.  Other Events

     On June 28, 1999, Protection One Alarm Monitoring, Inc., a wholly-owned subsidiary of Protection One, Inc., entered into a definitive purchase agreement with ATX Technologies, Inc. ("ATX") for the sale of the assets of its Mobile Services Group for consideration of approximately $28 million, a component of which is preferred stock of ATX, subject to certain post-closing adjustments. The closing of the transaction is subject to customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits

          Exhibit 99.1 - Press release dated as of June 28, 1999 issued by Protection One, Inc.

                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Protection One, Inc.

Date:   July 1, 1999                     By:  /s/  John E. Mack III
                                            John E. Mack III,
                                            Chief Executive Officer



                                         Protection One Alarm Monitoring, Inc.

Date:   July 1, 1999                     By:  /s/ Tom K. Rankin
                                            Tom K. Rankin,
                                            President



                       EXHIBIT INDEX


Exhibit Number                           Description of Exhibit

99.1                                    Press release dated as of June 28,
                                        1999 issued by Protection One, Inc.